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                                                                   Exhibit 10(b)

[Letterhead of PricewaterhouseCoopers LLP]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
State Farm Life and Accident Assurance Company and
Contract Owners of the State Farm Life and Accident Assurance Company Variable Annuity Separate Account:

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 8 (File Nos. 333-57579 and 811-08831) to the Registration Statement on Form N-4 (the "Registration Statement") of our reports dated February 19, 2003, relating to the financial statements of State Farm Life and Accident Assurance Company and the financial statements of State Farm Life and Accident Assurance Company Variable Annuity Separate Account, which are incorporated by reference into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Experts".

/s/ PricewaterhouseCoopers

Chicago, IL
April 28, 2003